Exhibit 2.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

among

EYEGATE PHARMACEUTICALS, INC.

and

THE STOCKHOLDERS OF JADE THERAPEUTICS, INC.

dated as of

March 7, 2016

i

ii

iii

Section 9.11	Specific Performance	51

Section 9.12	Counterparts	51

iv

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of March 7, 2016, is entered into among the parties listed on Exhibit A-1 hereto (each, a "Seller" and collectively, the “Sellers”) and EyeGate Pharmaceuticals, Inc., a Delaware corporation ("Buyer").

RECITALS

WHEREAS, Sellers collectively own all of the issued and outstanding shares of common stock, par value $0.0001 per share (the "Common Shares") and all of the issued and outstanding shares of preferred stock, par value $0.0001 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”), of Jade Therapeutics, Inc., a Delaware corporation (the "Company"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

The following terms have the meanings specified or referred to in this Article I:

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning set forth in the preamble.

“Authorized Action” has the meaning set forth in Section 5.03.

"Balance Sheet" has the meaning set forth in Section 3.07.

"Balance Sheet Date" has the meaning set forth in Section 3.07.

"Benefit Plan" has the meaning set forth in Section 3.20(a).

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

"Buyer" has the meaning set forth in the preamble.

"Buyer Indemnitees" has the meaning set forth in Section 8.02.

“Buyer SEC Documents” has the meaning set forth in Section 4.06.

“Buyer Shares” has the meaning set forth in Section 2.02.

"Buyer's Accountants" means EisnerAmper LLP.

"Cap" has the meaning set forth in Section 8.04(a).

“Clayton Contracts” means each Contract entered into between the Company, on the one hand, and any of Clayton Pharmaceuticals LLC, Absorption Systems LP, Absorption Systems, Inc. or their respective affiliates, on the other hand.

"Closing" has the meaning set forth in Section 2.08.

"Closing Date" has the meaning set forth in Section 2.08.

“Closing Date Buyer Shares” has the meaning set forth in Section 2.02.

“Closing Indebtedness” has the meaning set forth in Section 2.05(a).

"Closing Working Capital" means: (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the close of business on the Closing Date.

“Closing Working Capital Deficiency” has the meaning set forth in Section 2.05(a)(ii).

"Closing Statement" has the meaning set forth in Section 2.05(a)(i).

"Code" means the Internal Revenue Code of 1986, as amended.

2

"Company" has the meaning set forth in the recitals.

"Company Intellectual Property" means all Intellectual Property that is owned or held for use by the Company.

"Company IP Agreements" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

"Company IP Registrations" means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

"Contracts" means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

"Current Assets" means cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which Buyer will not receive the benefit following the Closing, (b) deferred Tax assets and (c) receivables from any of the Company's Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. Notwithstanding the foregoing, Current Assets does not include (i) any amounts received or receivable in the future pursuant to any grant from any Governmental Authority or (ii) any amounts receivable by or services due to the Company pursuant to any Clayton Contract.

"Current Liabilities" means accounts payable, accrued Taxes and accrued expenses, including any salary or lease payments, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. Notwithstanding the foregoing, “Current Liabilities” does not include amounts with respect to Closing Indebtedness or Funded Current Liabilities.

3

"Deductible" has the meaning set forth in Section 8.04(a).

"Direct Claim" has the meaning set forth in Section 8.05(c).

"Disclosure Schedules" means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

"Disputed Amounts" has the meaning set forth in Section 2.05(b)(iii).

"Dollars or $"  means the lawful currency of the United States.

“Key Sellers” means each of MaryJane Rafii, Barbara Wirostko and Arthur Klausner.

“Milestone Date” has the meaning set forth in Section 2.03(a).

“Milestone Payment” has the meaning set forth in Section 2.03(a).

"Encumbrance" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environmental Claim" means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

"Environmental Law" means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

4

"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

"Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a "single employer" within the meaning of Section 414 of the Code.

“FDA Approval” has the meaning set forth in Section 2.03(a).

“FDA Approval Date” has the meaning set forth in Section 2.03(a).

"Financial Statements" has the meaning set forth in Section 3.07.

“Funded Current Liabilities” means the aggregate amount of Current Liabilities of the Company listed on Section 1.1 of the Disclosure Schedules hereto that is intended to be repaid on the Closing Date pursuant to Pay-off Letters.

"GAAP" means United States generally accepted accounting principles in effect from time to time.

"Government Contracts" has the meaning set forth in Section 3.11(a)(vii).

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

5

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” means, with respect to any Person, without duplication, all liabilities (including all liabilities in respect of principal, accrued interest, penalties, breakage costs, fees and premiums) of such Person (a) for borrowed money, including, without limitation, any intercompany obligations between or among any Seller, on the one hand, and the Company, on the other hand, that have not been settled at or prior to the Closing, (b) evidenced by notes, bonds, debentures, or similar instruments, (c) for the deferred purchase price of assets, property, goods or services (other than trade payables, accruals or similar liabilities incurred in the ordinary course of business or liabilities that have been included in the definition of Closing Working Capital or Funded Current Liabilities), (d) under any interest rate, currency or other hedging agreements, to the extent payable if terminated, and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

"Indemnified Party" has the meaning set forth in Section 8.05.

"Indemnifying Party" has the meaning set forth in Section 8.05.

"Independent Accountant" has the meaning set forth in Section 2.05(b)(iii).

"Insurance Policies" has the meaning set forth in Section 3.16.

"Intellectual Property" means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

6

"Intellectual Property Registrations" has the meaning set forth in Section 3.14(b).

"Knowledge of Sellers or Sellers’ Knowledge" or any other similar knowledge qualification, means the actual or constructive knowledge of Barbara Wirostko, MaryJane Rafii and Arthur Klausner, after due inquiry.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"Liabilities" has the meaning set forth in Section 3.08.

"Losses" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that "Losses" shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

"Material Adverse Change" means any event, occurrence, fact, condition or change that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Sellers to consummate the transactions contemplated hereby on a timely basis.

"Material Contracts" has the meaning set forth in Section 3.11(a).

7

“Pay-off Letters” means pay-off letters that have been delivered to Buyer from holders of all Funded Current Liabilities.

"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

"Permitted Encumbrances" has the meaning set forth in Section 3.12(a).

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Post-Closing Adjustment" has the meaning set forth in Section 2.05(a)(iii) .

"Post-Closing Tax Period" means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

"Post-Closing Taxes" means Taxes of the Company for any Post-Closing Tax Period.

"Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

"Pre-Closing Taxes" means Taxes of the Company for any Pre-Closing Tax Period.

“Preferred Shares” has the meaning set forth in the recitals.

“Pro Rata Share” means, with respect to each Seller, the quotient (expressed as a percentage) obtained by dividing (x) the Purchase Price to be received by such Person, calculated based on the dollar amount of the Milestone Payment receivable by such person and, with respect to each Closing Date Buyer Share and Holdback Share receivable by such Person, based on the VWAP Price per share by (y) the aggregate Purchase Price payable to all Sellers, calculated in the same manner as clause (x). The Pro Rata Share for each Seller is set forth on Exhibit A-1 next to each such Seller’s name.

"Purchase Price" has the meaning set forth in Section 2.02.

"Real Property" means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

8

"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"Resolution Period" has the meaning set forth in Section 2.05(b)(ii).

"Restricted Business" means the development, commercialization, production, marketing or sale of any cross-linked hydrogel product to treat any ophthalmic indication.

"Restricted Period" has the meaning set forth in Section 6.02(a).

“Restricted Persons” shall mean each of MaryJane Rafii, Barbara Wirostko, Peter Knauer, Brenda Mann and Arthur Klausner.

"Review Period" has the meaning set forth in Section 2.05(b)(i).

“Securities Act” has the meaning set forth in Section 3.25(a).

"Sellers" has the meaning set forth in the preamble.

"Seller Indemnitees" has the meaning set forth in Section 8.03.

“Seller Representative” has the meaning set forth in Section 5.01.

"Sellers’ Accountants" means Perlson LLP.

"Shares" has the meaning set forth in the recitals.

"Statement of Objections" has the meaning set forth in Section 2.05(b)(ii).

"Straddle Period" has the meaning set forth in Section 7.03.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

9

"Tax Claim" has the meaning set forth in Section 7.04.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Territory" means the United States and all foreign countries.

"Third Party Claim" has the meaning set forth in Section 8.05(a).

"Transaction Documents" means this Agreement, the Offer Letter between Buyer and Barbara Wirostko dated as of the date hereof and the Offer Letter between Buyer and Brenda Mann dated as of the date hereof.

"Undisputed Amounts" has the meaning set forth in Section 2.05(b)(iii).

"Union" has the meaning set forth in Section 3.21(b).

“University Agreement” has the meaning set forth in Section 2.06.

“VWAP Price” has the meaning set forth in Section 2.06.

Article II

Purchase and sale

Section 2.01         Purchase and Sale. Each Seller hereby sells and assigns to Buyer, and Buyer shall purchase from each Seller, the Shares set forth next to each Seller’s name on Exhibit A-1 hereto, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02         Purchase Price. The aggregate purchase price payable by Buyer to Sellers for the Shares shall consist of: (a) an aggregate of 765,728 shares of Buyer’s common stock, par value $0.01 per share (“Buyer Shares”), which consists of (i) 689,157 Buyer Shares to be delivered to Sellers on the Closing Date (the “Closing Date Buyer Shares”) and (ii) an additional 76,571 Buyer Shares (the “Holdback Shares”) to be withheld by Buyer on the Closing Date, which shall be issued to Sellers on the first Business Day following the eighteen (18) month anniversary of the Closing Date (the “Holdback Release Date”) in accordance with and subject to the conditions of Section 2.06, and (b) the Milestone Payment (collectively, and subject to adjustment pursuant to Section 2.05 hereof, the "Purchase Price"). It is the understanding of the Parties that the Purchase Price is based on repayment by Buyer, on Sellers’ behalf, of up to $300,000 of Funded Current Liabilities pursuant to Section 2.04(a)(iii). The Purchase Price receivable by each Seller is set forth on Exhibit A-1 hereto.

10

Section 2.03         Earn-Out.

(a)          In addition to the Closing Date Buyer Shares and the Holdback Shares, Sellers shall be eligible to receive an earn-out payment of an aggregate of $2,164,451 payable in cash (the “Milestone Payment”) following the closing if Buyer receives approval of a 505(b)(1) New Drug Application (or NDA), a 505(b)(2) New Drug Application (or NDA), a Premarket Approval Application (or PMA) or a 510(k) Premarket Notification by the U.S. Food and Drug Administration with respect to any product developed by the Company prior to the Closing Date, which, for the avoidance of doubt, shall include any product substantially derived from a product developed by Jade prior to the Closing Date and any other product covered by a claim of a Jade patent filed prior to the Closing Date (each, an “FDA Approval”).

(b)          Buyer shall promptly notify Seller Representative after an FDA Approval has been received. Within 30 days of notification by Buyer to Seller Representative of the receipt of a FDA Approval, Buyer shall pay or cause to be paid the Milestone Payment in cash by wire transfer of immediately available funds to a bank account designated by Seller Representative in writing.

(c)          Subject to the terms of this Agreement and the other Transaction Documents, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Company.

(d)          Buyer shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 2.03 (i) the amount of any Post-Closing Adjustment owed to it pursuant to Section 2.05, (ii) the amount of any claim for indemnification or payment of damages to which Buyer may be entitled under this Agreement or any of the other Transaction Documents and (iii) if Buyer enters into a binding license agreement with the University of Utah prior to the Holdback Release Date that is related to negotiations that were initiated by Jade prior to the Closing (the “University Agreement”), an amount equal to $106,502.87.

(e)          The parties hereto understand and agree that (i) the contingent rights to receive the Milestone Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, by charitable donation to a non-profit entity or by assignment to a family corporation or similar entity, and do not constitute an equity or ownership interest in Buyer or the Company, (ii) Sellers shall not have any rights as securityholders of Buyer or the Company as a result of Sellers’ contingent right to receive the Milestone Payment hereunder, and (iii) no interest is payable with respect to the Milestone Payment.

11

Section 2.04         Transactions to be Effected at the Closing.

(a)           At the Closing, Buyer shall deliver:

(i)          to Sellers, the Closing Date Buyer Shares;

(ii)         to Sellers, the Transaction Documents, duly executed by Buyer; and

(iii)        to holders of the Funded Current Liabilities, an amount sufficient to repay all such Funded Current Liabilities in accordance with the Pay-off Letters pursuant to wire transfer instructions set forth in the Pay-off Letters, with the result that immediately following the Closing there will be no further monetary obligations of the Company with respect to any such Funded Current Liability; provided that in no event shall the aggregate amount of all repaid Funded Current Liabilities exceed $300,000.

(iv)        Such other documents or instruments as Seller Representative reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)          At the Closing, each Seller shall deliver to Buyer:

(i)          A signed copy of this Agreement, which shall act as a stock power for the transfer of the Shares of such Seller to the Buyer as provided herein;

(ii)         the Transaction Documents, duly executed by each applicable Seller; and

(iii)        such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(c)           At the Closing, Seller Representative shall deliver to Buyer:

(i)          all approvals, consents and waivers that are listed on Section 3.06 of the Disclosure Schedules, and executed counterparts thereof;

(ii)         a good standing certificate for the Company from the secretary of state of the State of Delaware and a foreign qualification certificate for the Company from the secretary of state of the State of Utah;

(iii)        written resignations, effective as of the Closing Date, of the officers and directors of the Company that have previously been requested by Buyer; and

(iv)        such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

12

Section 2.05         Purchase Price Adjustment.

(a)         Working Capital Adjustment.

(i)          Within 120 days after the Closing Date, Buyer shall prepare and deliver to Seller Representative a statement setting forth its calculation of Closing Working Capital and the Company’s Indebtedness as of the close of business on the Closing Date (“Closing Indebtedness”), in each case taking into account the repayment of the Funded Current Liabilities, which statement shall contain a balance sheet of the Company as of the Closing Date, a calculation of Closing Working Capital and a calculation of Closing Indebtedness (the "Closing Statement") prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such Closing Statement was being prepared as of a fiscal year end.

(ii)         The “Closing Working Capital Deficiency” shall be an amount equal to (x) $0 (zero dollars) minus (y) the Closing Working Capital, provided that if such amount is less than zero, then the Closing Working Capital Deficiency shall be deemed to be zero.

(iii)        The "Post-Closing Adjustment" shall be an amount equal to the sum of (a) the Closing Working Capital Deficiency plus (b) the Closing Indebtedness (if any). If the Post-Closing Adjustment is a positive number, Buyer shall deduct a number of Holdback Shares equal to amount of the Post-Closing Adjustment pursuant to Section 2.06. For the avoidance of doubt, the Post-Closing Adjustment may not be a negative number.

(b)          Examination and Review.

(i)          Examination. After receipt of the Closing Statement, Seller Representative shall have 30 days (the "Review Period") to review the Closing Statement. During the Review Period, Seller Representative and Sellers' Accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Buyer and/or Buyer's Accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer's possession) relating to the Closing Statement as Seller Representative may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer or the Company.

(ii)         Objection. On or prior to the last day of the Review Period, Seller Representative may object to the Closing Statement by delivering to Buyer a written statement setting forth Seller Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller Representative’s disagreement therewith (the "Statement of Objections"). If Seller Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Seller Representative. If Seller Representative delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller Representative shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the "Resolution Period"), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Buyer and Seller Representative, shall be final and binding.

13

(iii)        Resolution of Disputes. If Seller Representative and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute ("Disputed Amounts" and any amounts not so disputed, the "Undisputed Amounts") shall be submitted for resolution to the office of an impartial nationally recognized firm of independent certified public accountants appointed by mutual agreement by Buyer and Seller Representative other than Sellers’ Accountants or Buyer's Accountants (the "Independent Accountant") who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.

(iv)        Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Sellers, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Sellers or Buyer, respectively, bears to the aggregate amount actually contested by Seller Representative and Buyer. Any fees owed by Sellers to the Independent Accountant shall be paid by Buyer, and Buyer shall deduct a number of Holdback Shares equal to amount of such fees and expenses pursuant to Section 2.06.

(v)         Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(c)          Adjustments for Tax Purposes. Any payments made pursuant to Section 2.05 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law, except to the extent such payments would be deductible to Buyer or by the Company for the Post-Closing Tax Period.

14

Section 2.06         Holdback Shares. The Holdback Shares shall be delivered to Sellers on the Holdback Release Date, subject to the terms of this Section 2.06. Without limitation to the rights and remedies of Buyer, Buyer shall have the right to satisfy (i) any Post-Closing Adjustment or Independent Accountant Fees owed to it pursuant to Section 2.05 and (ii) any claim for indemnification or payment of damages to which Buyer may be entitled under this Agreement or any of the other Transaction Documents, in each case at Buyer’s sole option, by deducting from the Holdback Shares, Buyer Shares equal in value to such Post-Closing Adjustment, claim for indemnification or payment of damages, with the value of each Buyer Share for such purpose to be equal to $3.311292 (such value being the “VWAP Price”). Additionally, if Buyer enters into the University Agreement prior to the Holdback Release Date, then Buyer shall deduct 22,674 Buyer Shares from the Holdback Shares.

Section 2.07        Options. The Company has taken such action as is necessary to cause all unvested options to purchase the Company’s securities outstanding immediately prior to the Closing (the “Options”) to become fully vested, and each Seller that held any such Options has fully exercised such Options conditioned on the consummation of the transactions contemplated by this Agreement, so that no Options are outstanding as of the Closing.

Section 2.08        Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held on the date of this Agreement and simultaneously with the execution and delivery of this Agreement, at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110 and at the offices of ClearWater Law & Governance, LLC, 265 E. 100 S. #275, Salt Lake City, Utah UT 84102 simultaneously (the day on which the Closing takes place being the "Closing Date"). All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. The Closing shall be deemed to have occurred on, and be effective as of 12:01 a.m., on the Closing Date.

Section 2.09        Withholding Tax. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Sellers hereunder on specific a basis with respect to each Seller as to un-withheld taxes due by such Seller and on a pro rata basis on any taxes due and unpaid by the Company.

15

Article III

Representations and warranties of Sellers

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, as reflected below, (i) each Seller as to Section 3.01, Section 3.02, Section 3.04, Section 3.25, Section 3.26 and Section 3.27, on a several and not joint basis, and (ii) each Key Seller as to all representations and warranties contained in this Article III, represents and warrants to Buyer on a several and not joint basis that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01         Organization and Authority of Entity Sellers. Each Seller that is a corporation, partnership, limited liability company or similar entity represents and warrants, only as to itself, that it is duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation, as applicable. Such Seller has full corporate, limited liability company or partnership power and authority to enter into this Agreement and the other Transaction Documents to which such Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and any other Transaction Document to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, limited liability company or partnership action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller, and (assuming due authorization, execution and delivery by Buyer and the other Sellers) this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms. When each other Transaction Document to which such Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms. All of the Shares owned by such Seller are owned of record and beneficially by such Seller as shown on Exhibit A-1 and are free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of this Seller’s Shares, free and clear of all Encumbrances. Any and all Shares of such Seller are sold to Buyer hereby.

16

Section 3.02         Organization and Authority of Individual Sellers. Each Seller that is an individual represents and warrants, only as to himself or herself, that such Seller has full authority to enter into this Agreement and the other Transaction Documents to which such Seller is a party, to carry out his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller and (assuming due authorization, execution and delivery by Buyer and the other Sellers) this Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such party in accordance with its terms. When each other Transaction Document to which such Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller, enforceable against him or her in accordance with its terms.

Section 3.03        Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.03 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.04         Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 90,000,000 shares of common stock, par value $0.0001, of which 1,905,133 shares are issued and outstanding and constitute the Common Shares, (ii) 600,000 shares of Series Seed Convertible Preferred Stock, par value $0.0001, of which 435,485 shares are issued and outstanding, (iii) 470,588 shares of Series Seed-2 Convertible Preferred Stock, of which 337,765 shares are issued and outstanding and, together with all of the issued and outstanding shares of the Series Seed Convertible Preferred Stock, constitute the Preferred Shares, and (iv) 38,929,412 shares of undesignated preferred stock, par value $0.0001, of which zero shares are issued and outstanding. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the respective Sellers, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b)          All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which any Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)          (i) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating any Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company; (ii) the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights; (iii) there are no voting trusts other than the Voting Trust for Series Seed and the Voting Trust for Series Seed-2; (iv) there are no stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting of any of the Shares; and (v) there are no agreements, understandings or provisions in effect with respect to transfer of the Shares other than in stock purchase agreements and option award agreements provided by Sellers to Buyer prior to the date hereof, and no such agreement will delay, alter or prevent any Seller from conveying to the Buyer the Shares of such Seller.

17

Section 3.05         No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.06         No Conflicts; Consents. The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of any Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Seller or the Company; (c) except as set forth in Section 3.06 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any Seller or the Company is a party or by which any Seller or the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Seller or the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.07         Financial Statements.

(a)          Complete copies of the Company's financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2014 and 2015 and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the "Financial Statements") have been delivered to Buyer.

(b)          The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(c)          The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

18

(d)          The balance sheet of the Company as of December 31, 2015 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date" The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.08         Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("Liabilities"), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which are not required to be disclosed in a balance sheet under GAAP and which have been set forth on Section 3.08 of the Disclosure Schedules, and (c) those which have been incurred in the ordinary course of business consistent with past practice or in furtherance of this Agreement since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.09         Guaranties and Indebtedness. Except as set forth on Section 3.09 of the Disclosure Schedules, the Company is not a guarantor for any Liability (including Indebtedness) of any other Person. Except as set forth on Section 3.09 of the Disclosure Schedules, the Company has no outstanding Indebtedness.

Section 3.10         Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than (i) in the ordinary course of business consistent with past practice, (ii) as set forth on Section 3.10 of the Disclosure Schedules, or (iii) in furtherance of this Agreement, there has not been, with respect to the Company, any:

(a)          event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Change;

(b)          amendment of the charter, by-laws or other organizational documents of the Company;

(c)          split, combination or reclassification of any shares of its capital stock;

(d)          issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)          declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)          material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)          entry into any Contract that would constitute a Material Contract;

19

(h)         incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(i)          transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(j)          transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements;

(k)         material damage, destruction or loss (whether or not covered by insurance) to its property;

(l)          any capital investment in, or any loan to, any other Person;

(m)        acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(n)         any material capital expenditures;

(o)         adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(p)         any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(q)         adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r)          acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(s)          action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(t)          any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

20

Section 3.11         Material Contracts.

(a)          Section 3.11(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.12(b) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.14(b) of the Disclosure Schedules, being "Material Contracts"):

(i)          each Contract of the Company involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days' notice;

(ii)         all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain "take or pay" provisions;

(iii)        all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv)        all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)         all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 90 days' notice;

(vi)        except for Contracts relating to trade receivables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company;

(vii)       all Contracts with any Governmental Authority to which the Company is a party ("Government Contracts");

(viii)      all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix)         any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(x)          all Contracts between or among the Company on the one hand and any Seller or its Affiliates (other than the Company) on the other hand;

(xi)         all collective bargaining agreements or Contracts with any Union to which the Company is a party;

(xii)        all Clayton Contracts; and

(xiii)       any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.11.

21

(b)          Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Sellers’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

(c)          With respect to each Government Contract:

(i)          The Company has made available to Buyer true, complete and correct copies of all Government Contracts required to be listed in Section 3.11(a) of the Disclosure Schedule, including (A) all amendments, modifications or supplements thereto and (B) all draft or final audit reports from a Government Authority received by the Company pertaining to such Government Contracts.

(ii)         Each Government Contract is, and immediately following the Closing will be, in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms.  The transactions contemplated by the Agreement do not require any consent, novation or similar approval right by any Government Authority with respect to any Government Contract. The Closing will not result in any payment or payments becoming due from the Company under any Government Contract or give any Person the right to terminate any Government Contract for default.

(iii)        The Company has not received any written notice (or, to Sellers’ Knowledge, oral notice) from any Governmental Authority, prime contractor, or higher-tier subcontractor, of any intention to make a material modification, to terminate any Government Contract for convenience, or to refrain from exercising an option.

(iv)        The Company has not received written notice that it is, and, to the Knowledge of Sellers, none of the Company or its employees is (or has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority (except as to routine security investigations), (ii) there is no pending or, to the Knowledge of Sellers, threatened audit or investigation by any Governmental Authority of the Company or any of its employees with respect to any alleged material irregularity, misstatement, omission or violation of Law arising under or relating to a Government Contract, and (iii) the Company has not made a disclosure with respect to any irregularity, misstatement, omission or violation of Law arising under a Government Contract with the Company, other than routine inquiries, audits and reconciliations that would not reasonably be expected to be material to the Company.  To the Knowledge of Sellers, none of the Company or its employees has made any material misstatement or omission in connection with any disclosure that has led or is expected to lead to any of the consequences set forth in clause (i) or (ii) or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

22

(v)         The Company has complied in all material respects with the terms and conditions of each Government Contract to which it is a party or subject and has complied in all material respects with all Laws applicable and pertaining to each Government Contract.

(vi)        There are no outstanding claims by or against the Company, on the one hand, and a Governmental Authority, prime contractor, subcontractor or vendor, on the other hand, arising under any Government Contract with the Company. The Company has not initiated or received written notice of and, to the Knowledge of Sellers, there are no, material disputes between the Company and a Governmental Authority under any Law or the Company and any Governmental Authority, prime contractor, subcontractor or vendor arising under any such Government Contract with the Company. To the Knowledge of Sellers, there are no facts that would be reasonably likely to result in any such claim.

(vii)       In connection with each Government Contract, the Company has complied, in all material respects, with all requirements imposed by contract or Law to assert and protect its rights in technical data, computer software, and other Intellectual Property that is material to the operation of the Company’s businesses.  The Company has never received any written notice challenging, and to the Knowledge of Sellers there is no basis for challenging, any proprietary markings or rights asserted by the Company in connection with any technical data, computer software, or other Intellectual Property that is material to the Company’s Business in connection with any Government Contract.

(d)          With respect to each Clayton Contract:

(i)          Each Clayton Contract is, and immediately following the Closing will be, in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms.  The transactions contemplated by the Agreement do not require any consent, novation or similar approval right by any party with respect to any Clayton Contract. The Closing will not result in any payment or payments becoming due from the Company under any Clayton Contract or give any Person the right to terminate any Clayton Contract for default.

(ii)         As of the Closing Date, pursuant to the Clayton Contracts, the Company is entitled to Services (as such term is defined therein) with an aggregate value of $368,872.50.

23

Section 3.12         Title to Assets; Real Property.

(a)          The Company has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as "Permitted Encumbrances"):

(i)          liens for Taxes not yet due and payable;

(ii)         mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; or

(iii)        other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

(b)          Section 3.12(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. The Company has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company's business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

Section 3.13         Condition of Assets. The structures, furniture, fixtures, machinery, equipment and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such structures, furniture, fixtures, machinery, equipment and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

24

Section 3.14         Intellectual Property.

(a)          Section 3.14(a) of the Disclosure Schedules lists all (i) Company IP Registrations and (ii) Company Intellectual Property, including software, that are not registered but that are material to the Company's business or operations. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing. The Company has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations.

(b)          Section 3.14(b) of the Disclosure Schedules lists all Company IP Agreements. The Company has provided Buyer with true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

(c)          Except as set forth in Section 3.14(c) of the Disclosure Schedules, the Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title and interest in and to the Company Intellectual Property, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Company's current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, the Company has entered into binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company's exclusive ownership of all Company Intellectual Property. The Company has provided Buyer with true and complete copies of all such agreements.

(d)          The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company's right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company's business or operations as currently conducted.

(e)          The Company's rights in the Company Intellectual Property are valid, subsisting and enforceable. The Company has taken all reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

25

(f)          The conduct of the Company's business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated, diluted or otherwise violated, and do not and will not infringe, dilute, misappropriate or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

(g)          There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company's rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property. The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property. The Company has not received any invitations to license or similar letters with respect to any Company Intellectual Property.

Section 3.15         Suppliers. Section 3.15 of the Disclosure Schedules sets forth (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $15,000 for each of the two most recent fiscal years (collectively, the "Material Suppliers"); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Section 3.15 of the Disclosure Schedules, the Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

Section 3.16         Insurance. Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors and officers' liability, fiduciary liability and other casualty and property insurance maintained by the Company and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the "Insurance Policies") and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither any Seller nor any of their respective Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. The Company is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to that of the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

26

Section 3.17         Legal Proceedings; Governmental Orders.

(a)          There are no Actions pending or, to the Sellers’ Knowledge, threatened (a) against or by the Company affecting any of its properties or assets (or by or against any Seller or any Affiliate thereof and relating to the Company); or (b) against or by the Company, any Seller or any Affiliate of any Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)          There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

Section 3.18         Compliance With Laws; Permits.

(a)          The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b)          All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules.

Section 3.19         Environmental Matters.

(a)          The Company is currently and has been in compliance with all Environmental Laws and has not, and each Key Seller has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

27

(b)          There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and neither the Company nor any Key Seller has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, any Key Seller or the Company.

(c)          Neither any Key Seller nor the Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(d)          Neither any Key Seller nor the Company is aware of or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out.

Section 3.20         Employee Benefit Matters.

(a)          Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its ERISA Affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.20(a) of the Disclosure Schedules, each, a "Benefit Plan").

28

Section 3.21         Employment Matters.

(a)          Section 3.21(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base cash compensation rate; (v) commission, bonus or other incentive-based compensation range; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth in Section 3.21(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Statement) and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses.

(b)          The Company is not, and has not since inception, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, "Union"), and there is not, and has not been since the Company’s inception, any Union representing or purporting to represent any employee of the Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining.

(c)          The Company is and has been in compliance in all material respects with all applicable Laws pertaining to employment, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. There are no Actions against the Company pending, or to the Sellers’ Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

Section 3.22         Taxes. Except as set forth in Section 3.22 of the Disclosure Schedules:

(a)          All Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b)          The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

29

(c)          No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d)          No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(e)          The amount of the Company's Liability for unpaid Taxes for all periods ending on or before December 31, 2015 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company's Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f)          Section 3.22(f) of the Disclosure Schedules sets forth:

(i)          the taxable years of the Company for which tax returns have been filed and the filing dates thereof and the taxable years of the Company for which tax returns have not been filed;

(ii)         those years for which examinations by the taxing authorities have been completed; and

(iii)        those taxable years for which examinations by taxing authorities are presently being conducted.

(g)          All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(h)          The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(i)          Sellers have delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending on or before the Closing Date.

(j)          There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(k)         The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(l)          No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

30

(m)          The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.23         Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.24         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Sellers.

Section 3.25         Buyer Shares.

(a)          Each Seller is aware of the Buyer’s business affairs and financial condition and has acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire the Buyer Shares issuable to it pursuant to this Agreement. Such Seller is acquiring the Buyer Shares for such Seller’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)          Each Seller represents that: (x) it can afford to bear the economic risk of holding Buyer Shares for an indefinite period and can afford to suffer the complete loss of such Seller’s investment in Buyer Shares; and (y) its knowledge and experience in financial and business matters is such that such Seller is capable of evaluating the risks of the investment in Buyer Shares.

(c)          Each Seller fully understands that Buyer Shares are a speculative investment which involves a high degree of risk of loss of the entire investment. Each Seller is familiar with the general risks of investment in such securities. Each Seller understands that Buyer is subject to all of such risks, and the nature of the risks involved in receiving Buyer Shares.

(d)          Each Seller has had the opportunity to ask questions of and receive answers from representatives of Buyer or persons acting on behalf of the Company concerning the transactions contemplated herein, and each Seller has also had the opportunity to obtain additional information necessary to verify the adequacy and the accuracy of information furnished about Buyer. All questions asked by each Seller have been answered to the satisfaction of such Seller. Each Seller has independently evaluated the risks of receiving Buyer Shares.

31

(e)          Each Seller understands that the issuance of the Closing Date Buyer Shares and the Holdback Shares has not been registered under the Securities Act and the Closing Date Buyer Shares and the Holdback Shares are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Seller’s investment intent as expressed herein.

(f)          Each Seller understands that the Closing Date Buyer Shares and the Holdback Shares will be “restricted securities” under the United States federal securities laws and may be resold without registration under the Securities Act only in very limited circumstances. In this regard, each Seller is aware of (i) the provisions of Rule 144, promulgated under the Securities Act, which in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including a minimum “holding period” and (ii) the stop transfer restrictions to be imposed on the Buyer Common Stock, in substantially the form set forth below:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.”

Section 3.26         Full Disclosure. No representation or warranty by any Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.27         Prior Claims. Each Seller warrants and represents that it has disclosed to Barbara Wirostko, as agent for the Company, any claim or loss that it may assert against Jade or any officer, director, former officer or former director thereof, arising out of the business of Jade or such Seller’s security holdings in Jade and related to circumstances or events occurring at any point prior to the Closing Date.

32

Article IV

Representations and warranties of buyer

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to each Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01         Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 4.02         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation or by-laws of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03         Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

33

Section 4.04         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05         Legal Proceedings. There are no Actions pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.06         SEC Filings. Buyer has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since March 1, 2015 through the date hereof (the “Buyer SEC Documents”).  None of the Buyer SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer’s common stock, par value $0.01 per share, is listed on the NASDAQ Capital Market, and as of the Closing Date, to Buyer’s knowledge, Buyer is in compliance with the listing rules of the NASDAQ Capital Market.

Section 4.07         The Shares.

(a)          Buyer is acquiring the Shares for Buyer’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(b)          Buyer represents that: (x) it can afford to bear the economic risk of holding Shares for an indefinite period and can afford to suffer the complete loss of such investment in the Shares; and (y) its knowledge and experience in financial and business matters is such that it is capable of evaluating the risks of the investment in the Shares.

(c)          Buyer understands that the sale and delivery of the Shares has not been registered under the Securities Act and the Shares are being sold and delivered in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Buyer’s investment intent as expressed herein.

34

Article V

Seller Representative

Section 5.01         Appointment and Powers. Each Seller irrevocably appoints Dinesh Patel as the agent, proxy and attorney-in-fact for such Seller for all purposes under this Agreement (including full power and authority to act on the Sellers’ collective behalf) (individually and collectively, the “Seller Representative”) to do and perform every act and thing reasonably necessary or desirable to be done in connection with the transactions contemplated by this Agreement.

Section 5.02         Limitation of Liability. The Seller Representative will not be liable to any Seller for any action taken by him in good faith pursuant to this Agreement, and the Sellers will indemnify the Seller Representative from any Losses arising out of his service as the Seller Representative hereunder. The Seller Representative is serving in that capacity solely for purposes of administrative convenience, and is not personally liable in such capacity for any of the obligations of the Sellers hereunder, and Buyer agrees on behalf of itself, its Affiliates, and any Buyer Indemnified Party, that it will not look (nor shall any of its Affiliates or any Buyer Indemnified Party be entitled to look) to the personal assets of the Seller Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Sellers hereunder.

Section 5.03         Reliance. Each Seller agrees that Buyer will be entitled to rely on any decision, act, consent, instruction or other action taken by the Seller Representative, on behalf of the Sellers, pursuant to Section 5.01 above (each, an “Authorized Action”), and that each Authorized Action will be final, binding and conclusive on each Seller as fully as if such Seller had taken such Authorized Action. Buyer is hereby relieved from any liability to any Person for any acts done or omissions by Buyer in accordance with such Authorized Action. Without limiting the generality of the foregoing, Buyer is entitled to rely, without inquiry, upon any document delivered by the Seller Representative as being genuine and correct and having been duly signed or sent by the Seller Representative.

Section 5.04         Replacement Seller Representative. Upon the resignation, death, disability or incapacity of the initial Seller Representative appointed pursuant to Section 5.01 above, the Sellers will be permitted to appoint a replacement reasonably believed to be capable of carrying out the duties and performing the obligations of the Seller Representative hereunder (which will be subject to the approval of Buyer, such approval not to be unreasonably conditioned, withheld or delayed). This appointment and grant of power and authority by the Sellers to the Seller Representative pursuant to Section 5.01 are coupled with an interest, are in consideration of the mutual covenants made in this Agreement, are irrevocable and may not be terminated by the act of any Seller or by operation of Law, whether upon the death or incapacity of any Seller, or by the occurrence of any other event.

35

Article VI

Covenants

Section 6.01         Confidentiality. From and after the Closing, each Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that any Seller can show that such information (a) is generally available to and known by the public through no fault of such Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by such Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If any Seller or any of its Affiliates or Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Seller is advised by its counsel in writing is legally required to be disclosed, provided that such Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.02         Non-competition; Non-solicitation

(a)          For a period of three years commencing on the Closing Date (the "Restricted Period"), each Restricted Person shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, any Restricted Person may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Restricted Person is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)          During the Restricted Period, each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.02(b) shall prevent any Seller or any of their respective Affiliates from hiring (i) any employee whose employment has been terminated by the Company or Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

36

(c)          During the Restricted Period, each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their business or services from the Company in the Restricted Business. Notwithstanding the foregoing, this Section 6.02(c) shall not apply to Clayton Pharmaceuticals, LLC, Absorption Systems LP, Absorption Systems, Inc. or any of their respective Affiliates.

(d)          Each Seller acknowledges that a breach or threatened breach of its restrictions under this Section 6.02 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by any Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)          Each Seller acknowledges that the restrictions contained in this Section 6.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.02 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.03         Books and Records.

(a)          In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of two years after the Closing, Buyer shall:

(i)          retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and

(ii)         upon reasonable notice, afford Seller Representative and its Representatives reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such books and records;

37

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VII.

(b)          In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of two years following the Closing, Sellers shall:

(i)          retain the books and records (including personnel files) of Sellers which relate to the Company and its operations for periods prior to the Closing; and

(ii)         upon reasonable notice, afford the Representatives of Buyer or the Company reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in Article VII.

(c)          Neither Buyer nor Sellers shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.03 where such access would violate any Law.

Section 6.04         Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Seller shall make any public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer.

Section 6.05         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

38

Section 6.06         Rule 144 – Free Trading Attorney’s Opinion. At such time as any Seller may resell Buyer Shares pursuant to Rule 144 under the Securities Act, and promptly upon request by any such Seller, Buyer shall use its commercially reasonable efforts to cause Buyer’s counsel at Buyer’s expense to provide an opinion or instruction letter concerning the removal of all restrictive legend from the certificates of the Buyer Shares. For the avoidance of doubt, and without limiting the Seller Representative’s powers otherwise, the Seller Representative may request such opinion on behalf of one or more Sellers.

Article VII

Tax matters

Section 7.01         Tax Covenants.

(a)          Without the prior written consent of Buyer, each Seller shall not, to the extent it may affect, or relate to, the Company, and shall not permit the Company to, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company in respect of any Post-Closing Tax Period. Each Seller agrees that Buyer is to have no liability for any Tax resulting from any action of such Seller, the Company, its Affiliates or any of their respective Representatives, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Company) against any such Tax or reduction of any Tax asset.

(b)          All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)          Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller Representative (together with schedules, statements and, to the extent requested by Seller Representative, supporting documentation) at least 30 days prior to the due date (including extensions) of such Tax Return. If Seller Representative reasonably objects to any item on any such Tax Return, it shall, within seven days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller Representative shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller Representative are unable to reach such agreement within ten days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within ten days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended, if necessary, to reflect the Independent Accountant's resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer on the one hand and Sellers on the other hand. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

39

Section 7.02         Tax Indemnification. Except to the extent treated as a liability in the calculation of Closing Working Capital, Sellers shall indemnify the Company, Buyer, and each Buyer Indemnitee, severally but not jointly, and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith. Sellers shall reimburse Buyer for any Taxes of the Company that are the responsibility of Sellers pursuant to this Section 7.02 within ten Business Days after payment of such Taxes by Buyer or the Company.

Section 7.03         Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a "Straddle Period"), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)          in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)          in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

40

Section 7.04         Contests. Buyer agrees to give written notice to Seller Representative of the receipt of any written notice by the Company, Buyer or any of Buyer's Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this Article VII (a "Tax Claim"); provided, that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller Representative (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Seller Representative shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Sellers.

Section 7.05         Cooperation and Exchange of Information. Seller Representative and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VII or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller Representative and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Seller Representative or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 7.06         Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VII shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law or if deductible by Buyer or by the Company for the Post-Closing Tax Period.

Section 7.07         Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22 and this Article VII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 7.08         Overlap. To the extent that any obligation or responsibility pursuant to Article VIII may overlap with an obligation or responsibility pursuant to this Article VII, the provisions of this Article VII shall govern.

41

Article VIII

Indemnification

Section 8.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22 which are subject to Article VII) shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.06, Section 3.14, Section 3.24, Section 4.01 and Section 4.04 shall survive indefinitely and (b) Section 3.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VII which are subject to Article VII) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02         Indemnification By Sellers. Subject to the other terms and conditions of this Article VIII, each Seller shall indemnify and defend, severally but not jointly, each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the "Buyer Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement or in any certificate or instrument delivered by or on behalf of Sellers pursuant to this Agreement (other than in respect of Section 3.22, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VII), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VII, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VII).

42

Section 8.03         Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend Sellers and their respective Affiliates and Representatives (collectively, the "Seller Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than Article VII, it being understood that the sole remedy for any such breach thereof shall be pursuant to Article VII).

Section 8.04         Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)          Sellers shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $40,000 (the "Deductible"), in which event Sellers shall be required to pay or be liable, pro rata in proportion to their Pro Rata Share, for all such Losses exceeding the Deductible. The amount of all Losses for any Seller shall be liable pursuant to Section 8.02(a) shall not exceed such Seller’s Pro Rata Share of $1,000,000 (the "Cap").

(b)          Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Deductible, in which event Buyer shall be required to pay or be liable for all such Losses exceeding the Deductible. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.

(c)          Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.06, Section 3.14, Section 3.19, Section 3.20, Section 3.24, Section 4.01 and Section 4.04, which Losses shall be limited to each Seller’s Pro Rata Share of the Purchase Price (other than Losses arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement).

(d)          For purposes of this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Change or other similar qualification contained in or otherwise applicable to such representation or warranty.

43

(e)          Each Indemnifying Party shall use its commercially reasonable efforts to mitigate any Loss arising from or related to Article VII or this Article VIII upon becoming aware of any event or circumstance that gives rise thereto.

Section 8.05         Indemnification Procedures. The party making a claim under this Article VIII is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this Article VIII is referred to as the "Indemnifying Party".

(a)          Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a "Third Party Claim") against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.01) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

44

(b)          Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

45

(c)          Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Company's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)          Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VII) shall be governed exclusively by Article VII hereof.

Section 8.06         Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Loss shall be satisfied (i) first, with respect to any Losses payable by Sellers, by deducting an amount of Holdback Shares in an amount equal to the Loss pursuant to Section 2.06, (ii) second, with respect to any Losses payable by Sellers, if the Loss exceeds the value of the remaining Holdback Shares, by setting off and deducting the dollar amount of the excess Loss from the Milestone Payment payable to Sellers pursuant to Section 2.03, and (iii) if any Loss remains after giving effect to clauses (i) and (ii) above, and for all Losses payable by Buyer, by wire transfer of immediately available funds within fifteen (15) Business Days of such final, non-appealable adjudication. The parties hereto agree that should an Indemnifying Party not satisfy any such obligations pursuant to clause (iii) within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 2.5%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

46

Section 8.07         Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law or if deductible by Buyer or the Company for the Post-Closing Tax Period.

Section 8.08         Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party before the Closing (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, as the case may be.

Section 8.09         Exclusive Remedies. Subject to Section 6.02 and Section 9.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VII and this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VII and this Article VIII. Nothing in this Section 8.09 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or intentional misconduct.

Article IX

Miscellaneous

Section 9.01         Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

47

If to any Seller:	Dinesh Patel
	Facsimile:	(801) 748-3555
	E-mail:	dinesh@patelvc.com

with a copy to:	ClearWater Law & Governance Group, LLC
	Facsimile:	(801) 606-2796
	E-mail:	jjensen@clearwaterlg.com
	Attention:	James U. Jensen, Esq.

If to Buyer:	EyeGate Pharmaceuticals, Inc.
	E-mail:	sfrom@eyegatepharma.com
	Attention:	Stephen From

with a copy to:	Burns & Levinson LLP
	Facsimile:	(617) 345-3299
	E-mail:	fcollin@burnslev.com
	Attention:	J. Fraser Collin, Esq.

Section 9.03         Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

48

Section 9.04         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.02(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06         Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.07         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08         No Third-party Beneficiaries. Except as provided in Section 7.02 and Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Buyer and the Seller Representative. No amendment signed by the Seller Representative shall have the effect of expanding the scope of any warranty or representation given by any Seller nor of increasing the duties or liabilities of any Seller. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

49

Section 9.10         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction).

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS IN EACH CASE LOCATED IN THE CITY OF BOSTON AND COUNTY OF SUFFOLK OR IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF UTAH IN EACH CASE LOCATED IN THE CITY OF SALT LAKE CITY AND COUNTY OF SALT LAKE AND, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.10(c).

50

Section 9.11         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

51

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EyeGate Pharmaceuticals, Inc.

By:	/s/ Stephen From
Name:	Stephen From
Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Anthony Purchio
Name: Anthony Purchio

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Arthur Klausner
Name: Arthur Klausner

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Barbara Wirostko
Name: Barbara Wirostko

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Bennie Jeng
Name: Bennie Jeng

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Brenda Mann
Name: Brenda Mann

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Brian Rogers
Name: Brian Rogers

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLAYTON PHARMACEUTICALS LLC

By:	/s/ Patrick M. Dentinger
Name:	Patrick M. Dentinger
Title:	Director

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLEARWATER LAW & GOVERNANCE GROUP LLC

By:	/s/ James U. Jensen
Name:	James U. Jensen
Title:	Manager

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CRAIG R. CROCKETT PROFIT SHARING PLAN DATED 12/30/1998

By:	/s/ Craig R. Crockett
Name:	Craig R. Crockett
Title:	Trustee

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ David Grainger
Name: David Grainger

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Dinesh Patel
Name: Dinesh Patel

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Frank Kosarek
Name: Frank Kosarek

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ George Simon
Name: George Simon

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Glenn Prestwich
Name: Glenn Prestwich

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Gregory Jones
Name: Gregory Jones

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Hee-Kyoung Lee
Name: Hee-Kyoung Lee

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Howard Sampson
Name: Howard Sampson

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Jean Jacob
Name: Jean Jacob

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Joseph Fix
Name: Joseph Fix

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INNOVENTIUS, LLC

By:	/s/ Jonathan Baker
Name:	Jonathan Baker
Title:	Owner/CEO

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Joseph Morelli
Name: Joseph Morelli

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ J. Mark Halan
Name: J. Mark Halan

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Marlene Modi
Name: Marlene Modi

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ MaryJane Rafii
Name: MaryJane Rafii

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOLECULAR DECISIONS STRATEGY LLC

By:	/s/ Vasant Gandhi
Name:	Vasant Gandhi
Title:	Managing Director

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NAIK FAMILY LLC

By:	/s/ Rajankumar Naik
Name:	Rajankumar Naik
Title:	Manager

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Peter Knauer
Name: Peter Knauer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Rafal Farjo
Name: Rafal Farjo

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Randall Olson
Name: Randall Olson

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Robert Friedman
Name: Robert Friedman

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Roy Hammond
Name: Roy Hammond

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

/s/ Takaaki Tobaru
Name: Takaaki Tobaru

[Signature Page to Stock Purchase Agreement]

EXHIBITS AND SCHEDULES*

* EyeGate will furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that EyeGate may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.